UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024
Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2024, Eterna Therapeutics Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(1) because the Company reported stockholders’ equity of less than $2.5 million as of December 31, 2024.  The Company’s stockholders’ equity was $2.2 million as of December 31, 2024.

The Company must submit a plan to the Staff no later than May 3, 2024 advising of actions it has taken or will take to regain compliance with Nasdaq Listing Rule 5550(b)(1).  If the Staff determines to accept the plan, the Staff can grant the Company an extension of up to 180 calendar days from the date of the Notice to regain compliance.  If the Staff does not approve the plan, the Company may appeal that decision to a Nasdaq hearings panel.

The Company’s management is reviewing its options to address the noncompliance and expects to submit a plan on or before the May 3, 2024 deadline.

The Notice has no immediate effect on the Company’s Nasdaq listing, and its common stock will continue to be listed under the symbol “ERNA.” However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule 5550(b)(1), then the common stock will be subject to delisting from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: March 22, 2024	By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer